As filed with the Securities and Exchange Commission on October 4, 2022

Registration No. 333-265985

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Newegg Commerce, Inc.

(Exact name of registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

British Virgin Islands	98-1608057
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Newegg Commerce, Inc.
17560 Rowland Street
City of Industry, CA 91748
Telephone: +1 (626) 271-9700

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
Telephone: +1 (800) 221-0102

(Name, address, and telephone number of agent for service)

Copies of communications, including communications sent to agent for service, should be sent to:

David C. Lee, Esq.

Eric Scarazzo, Esq.

Gibson, Dunn & Crutcher LLP

3161 Michelson Dr., Suite 1200

Irvine, CA 92612

+1 (949) 451-3800

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereon that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Newegg Commerce, Inc. (the “Company”) is filing this Amendment No. 2 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333-265985) as an exhibits-only filing to file Exhibit 5.3. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 9 of Part II of the Registration Statement, including the signature page and the exhibit index, and the filed Exhibit 5.3. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9. Exhibits

Exhibit No.	Name of Document	Method of Filing
1.1	Form of underwriting agreement for equity securities of the Company	*
3.1	Amended and Restated Memorandum and Articles of Association	Incorporated by reference to the Company’s Registration Statement on Form F-1/A, filed December 10, 2021.
4.1	Amended and Restated Newegg Inc. Shareholders Agreement	Incorporated by reference to the Company’s Registration Statement on Form F-1/A, filed December 10, 2021.
4.2	First Amendment to the Amended and Restated Newegg Inc. Shareholders Agreement	Incorporated by reference to Exhibit 1.1 to the Company’s Report on Form 6-K filed on April 28, 2022.
4.3	Second Amendment to the Amended and Restated Newegg Inc. Shareholders Agreement	Incorporated by reference to Exhibit 99.3 to the Company’s Report on Form 6-K filed on September 2, 2022.
4.4	Description of Securities	Incorporated by reference to Exhibit 2.1 to the Company’s Annual Report on Form 20-F (File No. 001-34661) filed on April 28, 2022.
5.1	Opinion of Conyers, Dill & Pearman, British Virgin Islands counsel, relating to the base prospectus	**
5.2	Opinion of Gibson, Dunn & Crutcher LLP, U.S. counsel, relating to the base prospectus	**
5.3	Opinion of Conyers, Dill & Pearman, British Virgin Islands counsel, relating to the base prospectus	Filed herewith.
23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm	**
23.2	Consent of Conyers, Dill & Pearman	**
23.3	Consent of Gibson, Dunn & Crutcher LLP	**
107	Filing Fee Table.	**

*	To be filed by amendment or incorporated by reference to a subsequently furnished Report on Form 6-K.
**	Previously filed.

II-1

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Industry, State of California on October 4, 2022.

Newegg Commerce, Inc.

By:	/s/ Anthony Chow
Anthony Chow
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form F-3 registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Anthony Chow	Chief Executive Officer and Director	October 4, 2022
Anthony Chow	(Principal Executive Officer)

/s/ Robert Chang	Chief Financial Officer	October 4, 2022
Robert Chang	(Principal Financial and Accounting Officer)

*	Chairman	October 4, 2022
Zhitao He

*	Vice Chairman	October 4, 2022
Fred Chang

*	Director	October 4, 2022
Fuya Zheng

*	Director	October 4, 2022
Gregory Moore

*	Director	October 4, 2022
Yingmei Yang

*	Director	October 4, 2022
Poi (Paul) Wu

*By:	/s/ Anthony Chow
Anthony Chow
Attorney-in-fact

II-2

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on October 4, 2022.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President

II-3